Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Rachel Wilson 914-967-9400 Investor Relations: Allison Malkin Press: Alecia Pulman ICR, Inc. 203-682-8200

FOR IMMEDIATE RELEASE

JARDEN REPORTS SECOND QUARTER RESULTS

Record Second Quarter Net Sales of $1.76 Billion

Net Sales Growth of 5% with Organic Sales Growth of Approximately 4%

Record Second Quarter Operating Earnings

RYE, N.Y., July 25, 2013—Jarden Corporation (NYSE:JAH) today reported its financial results for the three and six months ended June 30, 2013.

For the three months ended June 30, 2013:

•	Organic net sales grew 3.9%;

•	Reported net sales were $1.76 billion, compared to $1.68 billion for the same period in 2012;

•	Reported gross margin was 29.2%, compared to 29.6% for the same period in 2012;

•	Net income was $76.4 million, compared to net income of $83.2 million for the same period in 2012;

•	Earnings per share was $0.71 per diluted share, compared to earnings of $0.72 per diluted share for the same period in 2012;

•	Adjusted net income was $95.7 million, compared to $88.0 million for the same period in 2012; and

•	Adjusted earnings per share was $0.88 per diluted share, compared to $0.76 per diluted share for the same period in 2012.

For the six months ended June 30, 2013:

•	Organic net sales grew 3.9%;

•	Reported net sales were $3.34 billion, compared to $3.17 billion for the same period in 2012;

•	Reported gross margin was 28.7% for 2013, compared to 28.9% for the same period in 2012;

•	Net income was $72.0 million, compared to net income of $118.3 million for the same period in 2012;

•	Earnings per share was $0.65 per diluted share, compared to earnings of $0.97 per diluted share for the same period in 2012;

•	Adjusted gross margin declined approximately 10 basis points to 28.8%, compared to gross margin of 28.9% for the same period in 2012;

•	Adjusted net income was $128.8 million, compared to $128.0 million for the same period in 2012; and

•	Adjusted earnings per share was $1.17 per diluted share, compared to $1.05 per diluted share for the same period in 2012.

“Jarden delivered a solid second quarter with strong organic sales growth, particularly in our Consumer Solutions and Branded Consumables segments. This top line strength supported approximately 16% growth in our adjusted earnings per share,” said Martin E. Franklin, Executive Chairman. “Our diversified portfolio of category leading consumer brands continues to provide a powerful platform from which to execute our growth strategies and deliver consistent, profitable growth. Our performance during the first half keeps us firmly on the path to deliver our 2013 top and bottom line guidance.”

James E. Lillie, Chief Executive Officer, commented, “I am pleased that the diversity of our businesses allowed us to deliver another strong quarter while navigating volatile weather conditions that impacted sales and reorders on certain higher margin categories. While we remain focused on delivering our 2013 financial goals, we are also working towards our next three to five year plan to continue to drive shareholder value. This past week our senior management teams from around the world attended our annual long range strategic planning meeting. Our businesses are focused on growth, innovation, margin and working capital improvements while investing in processes, people and products to help ensure our continued long-term success.”

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, July 25, 2013, to further discuss its second quarter results. To listen to the call by telephone, please dial 888-438-5453 (domestic) or 719-325-2458 (international) and provide passcode: 5387502. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 5387502 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #383 on the Fortune 500 and has over 25,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Three months ended
	June 30, 2013			June 30, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$1,758.8	$—	$1,758.8	$1,675.6	$—	$1,675.6

Cost of sales	1,245.3	—	1,245.3	1,179.2	—	1,179.2

Gross profit	513.5	—	513.5	496.4	—	496.4
Selling, general and administrative expenses	332.9	(5.1)	327.8	320.1	(4.0)	316.1
Reorganization costs	1.4	(1.4)	—	—	—	—

Operating earnings	179.2	6.5	185.7	176.3	4.0	180.3
Interest expense, net	46.2	(3.3)	42.9	45.0	—	45.0
Loss on early extinguishment of debt	8.8	(8.8)	—	—	—	—

Income before taxes	124.2	18.6	142.8	131.3	4.0	135.3
Income tax (benefit) provision	47.8	(0.7)	47.1	48.1	(0.8)	47.3

Net income	$76.4	$19.3	$95.7	$83.2	$4.8	$88.0

Earnings per share:
Basic	$0.71		$0.89	$0.72		$0.77
Diluted	$0.71		$0.88	$0.72		$0.76
Weighted average shares outstanding:
Basic	107.6		107.6	114.8		114.8
Diluted	108.4		108.4	115.3		115.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Six months ended
	June 30, 2013			June 30, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$3,339.5	$—	$3,339.5	$3,171.0	$—	$3,171.0

Cost of sales	2,382.5	(5.0)	2,377.5	2,255.0	—	2,255.0

Gross profit	957.0	5.0	962.0	916.0	—	916.0
Selling, general and administrative expenses	719.5	(39.2)	680.3	638.1	(8.6)	629.5
Reorganization costs	1.4	(1.4)	—	—	—	—

Operating earnings	236.1	45.6	281.7	277.9	8.6	286.5
Interest expense, net	95.8	(6.3)	89.5	89.7	—	89.7
Loss on early extinguishment of debt	25.9	(25.9)	—	—	—	—

Income before taxes	114.4	77.8	192.2	188.2	8.6	196.8
Income tax (benefit) provision	42.4	21.0	63.4	69.9	(1.1)	68.8

Net income	$72.0	$56.8	$128.8	$118.3	$9.7	$128.0

Earnings per share:
Basic	$0.66		$1.18	$0.98		$1.06
Diluted	$0.65		$1.17	$0.97		$1.05
Weighted average shares outstanding:
Basic	109.3		109.3	121.0		121.0
Diluted	110.1		110.1	121.8		121.8

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2013	June 30, 2012	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$788.3	$590.2	$1,034.1
Accounts receivable, net	1,180.3	1,097.6	1,137.7
Inventories	1,523.4	1,454.8	1,310.3
Deferred taxes on income	186.5	179.5	174.5
Prepaid expenses and other current assets	170.0	150.5	153.8

Total current assets	3,848.5	3,472.6	3,810.4

Property, plant and equipment, net	677.2	596.3	678.6
Goodwill	1,820.1	1,716.9	1,824.0
Intangible assets, net	1,240.2	1,143.8	1,256.7
Other assets	151.1	131.2	140.9

Total assets	$7,737.1	$7,060.8	$7,710.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$525.4	$481.4	$504.7
Accounts payable	677.8	654.1	615.4
Accrued salaries, wages and employee benefits	161.7	163.7	187.6
Other current liabilities	406.4	385.8	421.0

Total current liabilities	1,771.3	1,685.0	1,728.7

Long-term debt	3,401.9	2,919.0	3,293.4
Deferred taxes on income	593.7	506.2	566.8
Other non-current liabilities	357.7	323.9	362.1

Total liabilities	6,124.6	5,434.1	5,951.0

Total stockholders’ equity	1,612.5	1,626.7	1,759.6

Total liabilities and stockholders’ equity	$7,737.1	$7,060.8	$7,710.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$76.4	$83.2	$72.0	$118.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	38.5	35.3	76.2	71.2
Stock-based compensation	7.3	5.5	44.5	24.6
Venezuela devaluation-related charges	—	—	27.4	—
Excess tax benefits from stock based compensation	(1.2)	(16.8)	(3.4)	(22.4)
Other non-cash items	3.8	(0.7)	11.4	7.3
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	42.0	48.5	(67.9)	(42.1)
Inventory	(94.7)	(68.8)	(235.3)	(190.3)
Accounts payable	49.3	73.7	71.5	100.3
Other current assets and liabilities	43.4	(9.3)	(37.8)	(63.7)

Net cash provided by (used in) operating activities	164.8	150.6	(41.4)	3.2

Cash flows from financing activities:
Net change in short-term debt	(3.7)	(10.0)	0.5	78.9
Proceeds from issuance of long-term debt	267.9	0.3	520.9	300.5
Payments on long-term debt	(159.4)	(19.5)	(347.9)	(132.6)
Proceeds from/(repurchase of) common stock, net	1.4	2.3	(263.4)	(433.0)
Debt issue costs	(6.5)	(0.2)	(11.6)	(3.4)
Dividends paid	—	—	—	(7.5)
Excess tax benefits from stock based compensation	1.2	16.8	3.4	22.4
Other	(4.4)	—	(4.4)	—

Net cash provided by (used in) financing activities	96.5	(10.3)	(102.5)	(174.7)

Cash flows from investing activities:
Additions to property, plant and equipment	(48.8)	(26.8)	(73.5)	(50.1)
Other	1.7	6.3	(0.2)	6.3

Net cash used in investing activities	(47.1)	(20.5)	(73.7)	(43.8)

Effect of exchange rate changes on cash and cash equivalents	(5.9)	(10.8)	(28.2)	(2.8)

Net increase (decrease) in cash and cash equivalents	208.3	109.0	(245.8)	(218.1)
Cash and cash equivalents at beginning of period	580.0	481.2	1,034.1	808.3

Cash and cash equivalents at end of period	$788.3	$590.2	$788.3	$590.2

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2013
Net sales	$741.1	$442.5	$488.3	$107.2	$(20.3)	$1,758.8	$—	$1,758.8

Segment earnings (loss)	$88.8	$61.7	$77.9	$16.7	$—	$245.1	$(26.0)	$219.1

Adjustments to reconcile to reported operating earnings (loss):
Reorganization costs	—	(1.4)	—	—	—	(1.4)	—	(1.4)
Depreciation and amortization	(13.9)	(7.7)	(13.1)	(2.8)	—	(37.5)	(1.0)	(38.5)

Operating earnings (loss)	$74.9	$52.6	$64.8	$13.9	$—	$206.2	$(27.0)	$179.2

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2012
Net sales	$747.3	$403.0	$439.1	$103.3	$(17.1)	$1,675.6	$—	$1,675.6

Segment earnings (loss)	$95.7	$53.4	$68.6	$14.4	$—	$232.1	$(20.5)	$211.6

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(10.4)	(8.6)	(11.6)	(3.7)	—	(34.3)	(1.0)	(35.3)

Operating earnings (loss)	$85.3	$44.8	$57.0	$10.7	$—	$197.8	$(21.5)	$176.3

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2013
Net sales	$1,436.0	$805.8	$932.0	$204.8	$(39.1)	$3,339.5	$—	$3,339.5

Segment earnings (loss)	$160.0	$106.8	$134.0	$31.6	$—	$432.4	$(84.7)	$347.7

Adjustments to reconcile to reported operating earnings (loss):
Reorganization costs	—	(1.4)	—	—	—	(1.4)	—	(1.4)
Fair market value adjustment to inventory	(1.5)	—	(3.5)	—	—	(5.0)	—	(5.0)
Venezuela devaluation-related charges	—	—	—	—	—	—	(29.0)	(29.0)
Depreciation and amortization	(27.4)	(15.3)	(25.9)	(5.6)	—	(74.2)	(2.0)	(76.2)

Operating earnings (loss)	$131.1	$90.1	$104.6	$26.0	$—	$351.8	$(115.7)	$236.1

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2012
Net sales	$1,417.4	$750.9	$841.7	$195.1	$(34.1)	$3,171.0	$—	$3,171.0

Segment earnings (loss)	$167.3	$97.0	$120.7	$26.4	$—	$411.4	$(62.3)	$349.1

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(24.2)	(15.7)	(23.0)	(6.7)	—	(69.6)	(1.6)	(71.2)

Operating earnings (loss)	$143.1	$81.3	$97.7	$19.7	$—	$341.8	$(63.9)	$277.9

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and six months ended June 30, 2013 and 2012. For the three months ended June 30, 2013, adjustments to net income included $5.1 million of amortization of acquired intangible assets; $1.4 million of reorganization costs associated with Consumer Solutions’ international operations; $3.3 million of non-cash original issue discount amortization on the convertible notes; and $8.8 million related to the loss on early extinguishment of debt. Also, included in the adjustments to net income for the three months ended June 30, 2013 is the tax benefit adjustment of $0.7 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the three months ended June 30, 2012, adjustments to net income included $4.0 million of amortization of acquired intangible assets and the tax benefit adjustment of $0.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the six months ended June 30, 2013, adjustments to net income included $5.0 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with December 2012 acquisitions; $29.0 million of Venezuela devaluation-related charges primarily attributable to the devaluation of the Venezuelan Bolivar in February 2013; $10.2 million of amortization of acquired intangible assets; $1.4 million of reorganization costs associated with Consumer Solutions’ international operations; $6.3 million of non-cash original issue discount amortization on the convertible notes; and $25.9 million related to the loss on early extinguishment of debt. Also, included in the adjustments to net income for the six months ended June 30, 2013 is the tax provision adjustment of $21.0 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the six months ended June 30, 2012, adjustments to net income included $8.6 million of amortization of acquired intangible assets and the tax benefit adjustment of $1.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and six months ended June 30, 2013:

	Three months ended June 30, 2013	Six months ended June 30, 2013
Reconciliation of Non-GAAP measure

Net sales growth	5.0%	5.3%

Foreign exchange impacts	1.7%	1.4%
(Acquisitions)/exited business, net	(2.8%)	(2.8%)

Organic net sales growth	3.9%	3.9%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charges of goodwill, intangibles and other assets, certain net reorganization costs and acquisition-related and other charges, transaction and integration costs, Venezuela hyperinflationary and devaluation-related charges, gains and losses as a result of currency fluctuations, gain on the sale of a domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (as adjusted EBITDA) margin is calculated by dividing segment earnings (as adjusted EBITDA) by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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